Exhibit 99.1

Red Hat Reports First Quarter Results

  First quarter revenue of $363 million, up 15% year-over-year
  First quarter subscription revenue of $316 million, up 16% year-over-year
  First quarter operating cash flow of $142 million, up 14% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--June 19, 2013--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2014 first quarter ended May 31, 2013.

Total revenue for the quarter was $363 million, an increase of 15% in U.S. dollars from the year ago quarter, or 17% measured in constant currency. Constant currency references in this release are as detailed in the tables below. Subscription revenue for the quarter was $316 million, up 16% in U.S. dollars year-over-year, or 18% measured in constant currency.

“The first quarter was a solid start to Fiscal 2014, with both revenue and profitability coming in above the high-end of our guidance. We delivered mid-teens revenue growth driven by customer demand for innovative open source technologies based on a high-value subscription model,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “In Q1, we continued to execute against our strategy of significantly expanding our addressable market in the new cloud-centric data center."

GAAP operating income for the first quarter was $57 million, up 11% year-over-year. After adjusting for stock compensation, amortization expenses and certain facility exit costs, as detailed in the tables below, non-GAAP operating income for the first quarter was $87 million, up 7% year-over-year. For the first quarter, GAAP operating margin was 15.6% and non-GAAP operating margin was 23.9%.

Net income for the quarter was $40 million, or $0.21 per diluted share, compared with $37 million, or $0.19 per diluted share, in the year ago quarter. After adjusting for stock compensation, amortization expenses and certain facility exit costs, as detailed in the tables below, non-GAAP net income for the quarter was $62 million, or $0.32 per diluted share, as compared to $58 million, or $0.30 per diluted share, in the year ago quarter.

Operating cash flow was $142 million for the first quarter, as compared to $124 million in the year ago quarter. At quarter end, the company’s total deferred revenue balance was $1.06 billion, an increase of 16% on a year-over-year basis. Total cash, cash equivalents and investments as of May 31, 2013 was $1.22 billion after repurchasing approximately $179 million, or approximately 3.6 million shares, of common stock in the first quarter.

“During the first quarter, we delivered solid growth in total revenue and subscription revenue. In addition, quarterly operating cash flow grew to a record $142 million. At the same time, we continued to invest in our long-term growth initiatives around the open hybrid cloud to deliver new technologies, in particular by ramping-up spending in R&D for cloud management, Red Hat Enterprise Linux OpenStack Platform and Red Hat’s OpenShift platform-as-a-service technologies,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, the Shadowman logo, JBoss and OpenShift are registered trademarks of Red Hat, Inc. in the U.S. and other countries. Linux is a registered trademark of Linus Torvald and OpenStack is a registered trademark of OpenStack, LLC.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2013	2012
Revenue:

Subscriptions	$315,817	$272,571
Training and services	47,442	42,160

Total subscription, training and services revenue	363,259	314,731

Cost of revenue:

Subscriptions	23,375	17,940
Training and services	32,682	28,079

Total cost of subscription, training and services revenue	56,057	46,019

Total gross profit	307,202	268,712

Operating expense:
Sales and marketing	142,444	120,870
Research and development	73,802	59,880
General and administrative	34,333	33,912
Facility exit costs	-	3,142

Total operating expense	250,579	217,804

Income from operations	56,623	50,908
Interest income	1,502	2,294
Other income (expense), net	(424)	1,887

Income before provision for income taxes	57,701	55,089
Provision for income taxes	17,310	17,628

Net income	$40,391	$37,461

Net income per share:
Basic	$0.21	$0.19
Diluted	$0.21	$0.19

Weighted average shares outstanding:
Basic	191,114	192,947
Diluted	192,969	195,937

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	May 31,	February 28,
	2013	2013 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$597,998	$487,084
Investments in debt and equity securities	255,638	392,381
Accounts receivable, net	227,747	302,942
Deferred tax assets, net	88,595	88,765
Prepaid expenses	90,141	94,421
Other current assets	2,414	3,156

Total current assets	1,262,533	1,368,749

Property and equipment, net	158,876	141,586
Goodwill	690,530	690,911
Identifiable intangibles, net	137,313	142,243
Investments in debt securities	374,652	438,908
Other assets, net	31,029	31,263

Total assets	$2,654,933	$2,813,660

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$141,593	$154,202
Deferred revenue	800,791	830,486
Other current obligations	1,041	1,024

Total current liabilities	943,425	985,712

Long term deferred revenue	259,103	259,466
Other long term obligations	59,098	48,321
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	1,819,251	1,802,899
Retained earnings	582,271	541,880
Treasury stock, at cost	(996,010)	(816,674)
Accumulated other comprehensive loss	(12,228)	(7,967)

Total stockholders' equity	1,393,307	1,520,161

Total liabilities and stockholders' equity	$2,654,933	$2,813,660

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2013	2012

Cash flows from operating activities:
Net income	$40,391	$37,461
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	17,932	14,079
Share-based compensation expense	23,131	22,206
Deferred income taxes	12,845	10,026
Excess tax benefits from share-based payment arrangements	(3,033)	(10,200)
Net amortization of bond premium on available-for-sale debt securities	2,051	1,671
Other	143	(2,370)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	72,422	54,560
Prepaid expenses	3,251	(7,799)
Accounts payable and accrued expenses	(12,609)	9,427
Deferred revenue	(16,900)	(5,122)
Other	2,191	465

Net cash provided by operating activities	141,815	124,404

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(129,643)	(322,741)
Proceeds from sales and maturities of available-for-sale debt securities	325,850	227,685
Purchase of other intangible assets	(2,344)	(2,522)
Purchase of property and equipment	(26,677)	(15,899)
Other	192	330

Net cash provided by (used in) investing activities	167,378	(113,147)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	3,033	10,200
Proceeds from exercise of common stock options	453	3,890
Purchase of treasury stock	(179,336)	(30,011)
Payments related to net settlement of employee share-based compensation awards	(10,983)	(18,832)
Payments on other borrowings	(305)	(264)

Net cash used in financing activities	(187,138)	(35,017)

Effect of foreign currency exchange rates on cash and cash equivalents	(11,141)	(16,841)
Net increase (decrease) in cash and cash equivalents	110,914	(40,601)
Cash and cash equivalents at beginning of the period	487,084	549,217

Cash and cash equivalents at end of period	$597,998	$508,616

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2013	2012

Cost of revenue	$2,840	$2,165
Sales and marketing	9,375	7,362
Research and development	6,881	6,812
General and administration	4,035	5,867
Total share-based compensation expense	$23,131	$22,206

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2013	2012

Cost of revenue	$2,672	$669
Sales and marketing	1,958	2,076
Research and development	959	959
General and administration	1,537	1,144
Total amortization of intangible assets expense	$7,126	$4,848

Facility exit costs included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2013	2012

Facility exit costs	-	$3,142

	Three Months Ended
	May 31,	May 31,
	2013	2012

GAAP net income	$40,391	$37,461

Provision for income taxes	17,310	17,628

GAAP income before provision for income taxes	$57,701	$55,089

Add: Non-cash share-based compensation expense	23,131	22,206
Add: Amortization of intangible assets	7,126	4,848
Add: Facility exit costs	-	3,142

Non-GAAP adjusted income before provision for income taxes	$87,958	$85,285

Provision for income taxes	26,387	27,291

Non-GAAP adjusted net income (basic and diluted)	$61,571	$57,994

Non-GAAP adjusted net income per share:
Basic	$0.32	$0.30
Diluted	$0.32	$0.30

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2013	2012

GAAP gross profit	$307,202	$268,712

Add: Non-cash share-based compensation expense	2,840	2,165
Add: Amortization of intangible assets	2,672	669

Non-GAAP gross profit	$312,714	$271,546

Non-GAAP gross margin	86%	86%

	Three Months Ended
	May 31,	May 31,
	2013	2012

GAAP operating expenses	$250,579	$217,804

Deduct: Non-cash share-based compensation expense	(20,291)	(20,041)
Deduct: Amortization of intangible assets	(4,454)	(4,179)
Deduct: Facility exit costs	-	(3,142)

Non-GAAP adjusted operating expenses	$225,834	$190,442

	Three Months Ended
	May 31,	May 31,
	2013	2012

GAAP operating income	$56,623	$50,908

Add: Non-cash share-based compensation expense	23,131	22,206
Add: Amortization of intangible assets	7,126	4,848
Add: Facility exit costs	-	3,142

Non-GAAP adjusted operating income	$86,880	$81,104

Non-GAAP adjusted operating margin	23.9%	25.8%

	Three Months Ended
	May 31,	May 31,	Year-Over-Year
	2013	2012	Growth Rate

GAAP subscription revenue	$315,817	$272,571	15.9%
Adjustment for currency impact	5,643	-
Non-GAAP subscription revenue on a constant currency basis	$321,460	$272,571	17.9%

GAAP training and services revenue	$47,442	$42,160	12.5%
Adjustment for currency impact	534	-
Non-GAAP training and services revenue on a constant currency basis	$47,976	$42,160	13.8%

GAAP total subscription, training and services revenue	$363,259	$314,731	15.4%
Adjustment for currency impact	6,177	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$369,436	$314,731	17.4%

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com